SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2005
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
2215 Sanders Road, Suite 400, Northbrook, Illinois 60062
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (847) 753-7500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 12, 2005, Grubb & Ellis Company (the “Company”) issued a press release announcing that it had hired Shelby E. Sherard as the Company’s Chief Financial Officer, effective immediately. Accordingly the Company has entered into an employment agreement with Ms. Sherard, dated as of October 10, 2005 (the “Employment Agreement”), pursuant to which Ms. Sherard will serve as the Company’s Executive Vice President and Chief Financial Officer for a term of three (3) years.
     Under the Employment Agreement, Ms. Sherard shall be paid a base salary of Two Hundred Thousand Dollars ($200,000) per annum, and shall be eligible to receive annual performance-based bonus compensation. In addition, upon entering into the Employment Agreement, the Company granted to Ms. Sherard non-qualified stock options to purchase up to twenty-five thousand (25,000) shares of the Company’s common stock, exercisable at the price of $5.89 per share. The stock options vest ratably over three (3) years, subject to acceleration under certain circumstances. Ms. Sherard shall also be entitled to participate in the Company’s Long Term Incentive Plan, subject to terms and conditions to be determined by the Board of Directors of the Company.
     Prior to joining the Company, Ms. Sherard served from 2002 to 2005, as the Chief Financial Officer and Senior Vice President of Sitestuff, Inc., a company based in Austin, Texas, which provides procurement solutions for the commercial real estate industry. From 2000 to 2002, Ms. Sherard served as an Associate in the Investment Banking division at Morgan Stanley, where she focused on Global Power & Utilities, Real Estate and Mergers and Acquisitions. From 1994 to 1998, Ms. Sherard served in the Corporate Finance Group at La Salle Partners Incorporated (now Jones Lang La Salle Incorporated), initially serving as a Financial Analyst until her promotion to Associate in 1996.
     The foregoing is only intended to be a summary of the terms of the Employment Agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the full text of the Employment Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	The following are filed as Exhibits to this Current Report on Form 8-K:
1.	Employment Agreement, dated as of October 10, 2005, by and between Shelby E. Sherard and Grubb & Ellis Company.

2.	Press Release issued by Grubb & Ellis Company on October 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/S/ Mark E. Rose
Mark E. Rose
Chief Executive Officer

Dated: October 14, 2005